UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2008
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12209	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Throckmorton Street, Suite 1200
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On April 30, 2008, Range Resources Corporation (“Range”) entered into an Underwriting Agreement (the “Underwriting Agreement”), attached as Exhibit 1.1 hereto, by and among Range, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA), LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), that provides for the issuance and sale by Range, and purchase by the Underwriters, of 4,200,000 shares of common stock (the “Firm Shares”), subject to an over allotment option for a period of 30 days in favor of the Underwriters to purchase an additional 630,000 shares (together with the Firm Shares, the “Shares”). The material terms of the offering of the Shares are described in the prospectus supplement, dated April 30, 2008, as filed by Range with the Securities and Exchange Commission (the “Commission”) on May 1, 2008. The Underwriting Agreement contains customary representations, warranties and agreements by Range, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Range, and its executive officers and directors, have agreed with the Underwriters not to offer or sell any common stock or securities convertible into or exchangeable or exercisable for any shares of common stock for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Representatives, provided that Range’s executive officers and directors may sell up to an aggregate of 1,000,000 shares of common stock in such period without regard to such restrictions.
     The offer and sale of the Shares is registered with the Commission pursuant to a Registration Statement on Form S-3, filed by Range on June 21, 2006 (the “Registration Statement”).
     The Underwriters or their affiliates have from time to time provided investment banking, commercial banking and financial advisory services to Range and its affiliates, for which they have received customary compensation. The Underwriters and their affiliates may provide similar services in the future. In particular, certain of the Underwriters or their affiliates are lenders under Range’s senior credit facility and will receive a portion of the net proceeds from this offering used to pay down Range’s senior credit facility. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in Range’s debt or equity securities or loans, and may do so in the future.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     On May 1, 2008, Range issued a press release announcing the pricing of the offering of the Shares. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated April 30, 2008 by and among Range Resources Corporation and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA), LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated May 1, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ Roger S. Manny

Roger S. Manny
Senior Vice President – Chief Financial
Officer

Date: May 1, 2008

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated April 30, 2008 by and among Range Resources Corporation and J.P. Morgan Securities Inc. and Credit Suisse Securities (USA), LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

99.1	Press Release, dated May 1, 2008